                                                                   EXHIBIT 99.1

[WEATHERFORD LOGO APPEARS HERE]
                                                                   News Release

         WEATHERFORD REPORTS SECOND QUARTER RESULTS OF $0.31 PER SHARE
                Before Non-recurring Charges of $0.08 Per Share


HOUSTON, July 21, 2003 -- Weatherford International Ltd. (NYSE: WFT) today reported 2003 second quarter revenues of $617.7 million and net income of $39.0 million, or $0.31 per diluted share, before non-recurring charges. Non-recurring items affecting the quarter were after-tax charges of $10.2 million, or $0.08 per share, primarily related to severance and Weatherford's percentage of Universal Compression Holdings, Inc. debt restructuring charge. Including the charges, net income for the quarter was $28.8 million, or $0.23 per diluted share. In the second quarter of 2002, revenues and net income were $593.9 million and $38.9 million ($0.31 per diluted share), respectively.

In the first six months of 2003, revenues were $1.2 billion and net income, excluding the severance and debt restructuring charges, was $72.6 million, or $0.57 per diluted share. In 2002, reported revenues for the first six months were $1.2 billion and net income was $84.1 million, or $0.66 per diluted share.

On a sequential basis, second quarter revenues and earnings per diluted share, excluding the charges, increased 5 percent and 15 percent above the first quarter of 2003, respectively. The sequential revenue increase reflects higher activity levels throughout the Eastern Hemisphere and Latin America. Non-North American revenues had sequential revenue gains of 10 percent, versus a 3 percent rig count increase. All regions contributed to the growth with the most significant improvements occurring in the Latin American and Asia Pacific regions. Despite a 12 percent North American rig count decline, revenues were flat sequentially as the 7 percent revenue increase in the United States offset Canada's seasonal revenue decline of 13 percent.

DRILLING SERVICES

Revenues of $362.0 million in the second quarter were 5 percent above the level of the first quarter of 2003. Operating income of $65.7 million was 2 percent higher on the same sequential basis. Sequentially strong revenue and operating income growth in the Eastern Hemisphere and Latin America was offset by the impact of spring break up in Canada. The seasonal decline was more severe than expected and was associated with higher repair and maintenance expenses.

PRODUCTION SYSTEMS

Second quarter revenues of $255.7 million were 5 percent higher on a sequential basis. Strong revenue performances in Latin America, Asia Pacific and the United States were offset primarily by the seasonal impact of Canada. A sequential operating profit decline of 7 percent reflected

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the negative impact of the cost structure reduction process underway. The
Production Systems division bears the brunt of the cost reduction change. The other factor contributing to a decline in operating profit was a shift in product mix.

The Company's Research and Development expenditures were $22 million, or 11 percent above the prior quarter due to non-linear nature of project expenses. Other Income was $5.6 million, primarily due to currency gains in the current quarter.

CONFERENCE CALL

The Company will host a conference call with financial analysts to discuss the second quarter and year-to-date 2003 results on July 21, 2003, at 9:00 a.m.
(CST). The Company invites investors to listen to a play back of the conference call at the Company's website, www.weatherford.com in the "investor relations" section. Further, the "investor relations/financial information" section of the Company's website includes a disclosure and reconciliation of non-GAAP financial measures that may be used periodically by management when discussing the Company's financial results with investors and analysts.

Weatherford is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs approximately 16,000 people worldwide.

                                      ###

Contact:    Lisa W. Rodriguez        (713) 693-4746
            Chief Financial Officer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford's prospects for its operations and the successful re-alignment of its businesses, all of which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.'s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the demand for and pricing of Weatherford's products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.

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                         WEATHERFORD INTERNATIONAL LTD.
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                      (In 000's, Except Per Share Amounts)


                                        Three Months                    Six Months
                                        Ended June 30,                 Ended June 30,
                                    -------------------------      -------------------------
                                       2003           2002            2003           2002
                                    ----------     ----------      ----------     ----------
Net Revenues:
   Drilling Services                $  362,044     $  339,944      $  707,720     $  678,303
   Production Systems                  255,659        253,922         499,321        483,812
                                    ----------     ----------      ----------     ----------
                                       617,703        593,866       1,207,041      1,162,115
                                    ----------     ----------      ----------     ----------

Operating Income (Loss):
   Drilling Services                    65,656         67,124         129,989        141,022
   Production Systems                   28,426         39,997          59,069         75,746
   Research and Development            (22,120)       (18,539)        (42,119)       (35,523)
   Equity in Earnings                      302          6,342           4,864         13,195
   Non-recurring Expense                (7,710)             -          (7,710)             -
   Corporate Expenses                   (9,680)       (14,806)        (19,494)       (24,086)
                                    ----------     ----------      ----------     ----------
                                        54,874         80,118         124,599        170,354

Other Income (Expense):
   Other, Net                            5,602         (1,215)          3,031         (1,974)
   Interest Expense, Net               (20,932)       (20,041)        (41,740)       (40,997)
                                    ----------     ----------      ----------     ----------
Income Before Income Taxes              39,544         58,862          85,890        127,383
Provision for Income Taxes             (10,716)       (20,010)        (23,461)       (43,312)
                                    ----------     ----------      ----------     ----------
Net Income                          $   28,828     $   38,852      $   62,429     $   84,071
                                    ==========     ==========      ==========     ==========

Earnings Per Share:
   Basic                            $     0.24     $     0.32      $     0.51     $     0.70
   Diluted                          $     0.23     $     0.31      $     0.49     $     0.66

Weighted Average Shares
  Outstanding:
   Basic                               121,471        120,033         121,328        119,597
   Diluted                             127,489        135,759         127,021        134,783

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                         WEATHERFORD INTERNATIONAL LTD.
                            SUPPLEMENTAL INFORMATION
                                   (In 000's)

                                        Three Months                    Six Months
                                        Ended June 30,                 Ended June 30,
                                    -------------------------      -------------------------
                                       2003           2002            2003           2002
                                    ----------     ----------      ----------     ----------
Geographic Revenues:
   Eastern Hemisphere               $  247,635     $  273,277      $  483,592     $  514,982
   United States                       213,998        193,703         413,308        390,124
   Canada                               94,672         74,564         203,280        156,794
   Latin America                        61,398         52,322         106,861        100,215
                                    ----------     ----------      ----------     ----------
                                    $  617,703     $  593,866      $1,207,041     $1,162,115
                                    ==========     ==========      ==========     ==========

Depreciation and Amortization:
   Drilling Services                $   43,343     $   40,982      $   85,768     $   80,404
   Production Systems                   12,182         10,772          24,030         20,136
   Research and Development              1,382            807           2,667          1,532
   Other                                   919            745           1,647          1,268
                                    ----------     ----------      ----------     ----------
                                    $   57,826     $   53,306      $  114,112     $  103,340
                                    ==========     ==========      ==========     ==========

Research and Development:
   Drilling Services                $   10,863     $    7,609      $   20,940     $   15,028
   Production Systems                   11,257         10,930          21,179         20,495
                                    ----------     ----------      ----------     ----------
                                    $   22,120     $   18,539      $   42,119     $   35,523
                                    ==========     ==========      ==========     ==========

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The Company reports it financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three and six months ended June 30, 2003. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

                         WEATHERFORD INTERNATIONAL LTD
             RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                                  (Unaudited)
                     (In thousands, except per share data)


                                        FOR THE THREE MONTHS ENDED JUNE 30, 2003
                                ------------------------------------------------------
                                                ITEMS IMPACTING         NON-GAAP
                                    GAAP          THE PERIOD*       ADJUSTED EARNINGS
                                ------------------------------------------------------
Income before Income Taxes      $   39,544        $   12,360          $   51,904

Provision for Income Taxes         (10,716)           (2,153)            (12,869)
                                ----------        ----------          ----------
Net Income                      $   28,828        $   10,207          $   39,035
                                ==========        ==========          ==========

Diluted Earnings Per Share      $     0.23                            $     0.31

Diluted Weighted Average
Shares Outstanding                 127,489                               127,489

* Primarily relates to severance and our equity investment's, Universal Compression Holdings, Inc., debt restructuring charges.


                                        FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                ------------------------------------------------------
                                                ITEMS IMPACTING         NON-GAAP
                                    GAAP          THE PERIOD*       ADJUSTED EARNINGS
                                ------------------------------------------------------
Income before Income Taxes      $   85,890        $   12,360          $   98,250

Provision for Income Taxes         (23,461)           (2,153)            (25,614)
                                ----------        ----------          ----------
Net Income                      $   62,429        $   10,207          $   72,636
                                ==========        ==========          ==========

Diluted Earnings Per Share      $     0.49                            $     0.57

Diluted Weighted Average
Shares Outstanding                 127,021                               127,021

* Primarily relates to severance and our equity investment's, Universal Compression Holdings, Inc., debt restructuring charges.